EXHIBIT 32.1
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          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned, David F. Struwas, Chairman of the Board and Chief Executive Officer of DSL.net, Inc. (the "Company"), in connection with the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003 and filed on this date (the "Report"), hereby certifies pursuant to the requirements of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report. This certification is being provided pursuant to section 1350 of chapter 63 of title 18 of the United States Code and is not to be deemed a part of the Report, nor is it to be deemed to be filed pursuant to the Exchange Act or to form a part of the Company's public disclosure in the United States or otherwise.


                                                By: /s/ David F. Struwas
                                                    ----------------------------
                                                    David F. Struwas
                                                    Chairman of the Board and
                                                    Chief Executive Officer
                                                    DSL.net, Inc.
                                                    Date: November 13, 2003